UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 10, 2014 (November 10, 2014)

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 288-4600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 10, 2014, GNC Holdings, Inc. (the “Company”) announces that Gerald J. Stubenhofer has separated from his employment as Senior Vice President, Chief Legal Officer and Secretary of the Company and General Nutrition Centers, Inc. (“GNCI”).

Subject to the terms and conditions of the employment agreement by and among the Company, GNCI and Mr. Stubenhofer, dated as of February 27, 2012 (the “employment agreement”), and subject to Mr. Stubenhofer’s execution and non-revocation of a separation agreement, which contains both a general release of claims against the Company and GNCI by Mr. Stubenhofer and a general release of claims against Mr. Stubenhofer by the Company and GNCI, Mr. Stubenhofer will receive the compensation and benefits to which he is entitled under the employment agreement in the case of a termination by the Company without “cause” (as defined in the employment agreement), except that the Company is agreeing that Mr. Stubenhofer will only be subject to certain noncompetition covenants for 6 months, instead of 12 months, after his separation date.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: November 10, 2014	By:	/s/ Michael G. Archbold
Name: Michael G. Archbold
Title: Chief Executive Officer